Exhibit 28(j)(ii)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses of the EIC Value Fund, Insight Investment Grade Bond Fund, Quality Dividend Fund, Mount Lucas U.S. Focused Equity Fund, Sirios Focus Fund and SkyBridge Dividend Value Fund, dated September 1, 2015, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information of the EIC Value Fund, Insight Investment Grade Bond Fund, Quality Dividend Fund, Mount Lucas U.S. Focused Equity Fund, Sirios Focus Fund and SkyBridge Dividend Value Fund, dated September 1, 2015, and to the incorporation by reference in Post-Effective Amendment No. 121 to the Registration Statement of FundVantage Trust (Form N-1A; File No. 333-141120) of our reports dated June 26, 2015 on the financial statements and financial highlights of the EIC Value Fund, Insight Investment Grade Bond Fund (formerly Cutwater Investment Grade Bond Fund), Quality Dividend Fund, Mount Lucas U.S. Focused Equity Fund, Sirios Focus Fund and SkyBridge Dividend Value Fund included in the Annual Reports to shareholders for the year ended April 30, 2015.

/s/ Ernst & Young LLP
Ernst & Young LLP

Philadelphia, Pennsylvania

August 25, 2015